PHILLIPS EDISON
GROCERY CENTER REIT II

11501 NORTHLAKE DRIVE
CINCINNATI, OH 45249

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/peril or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E50506-TBD

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

The Board of Directors recommends you vote **FOR** Proposal 1.

	For	Against	Abstain
1. Approve the transactions contemplated by that certain Agreement and Plan of Merger, dated July 17, 2018, by and among Phillips Edison & Company, Inc., the Company, and certain of their respective affiliates, including the merger of the Company with and into REIT Merger Sub, LLC, a wholly-owned subsidiary of Phillips Edison & Company, Inc., as more fully described in the accompanying joint proxy statement/prospectus.	☐	☐	☐

The Board of Directors recommends a vote **FOR** all nominees listed in Proposal 2.

2. Election of Directors

Nominees:	For	Withhold
2a. Jeffrey S. Edison	☐	☐
2b. Mark D. McDade	☐	☐
2c. David W. Garrison	☐	☐
2d. John A. Strong	☐	☐

The Board of Directors recommends you vote **FOR** each of Proposals 3 and 4.

	For	Against	Abstain
3. Approve the non-binding, advisory proposal to approve the amendment to the charter of Phillips Edison & Company, Inc. in connection with Proposal 1, as more fully described in the accompanying joint proxy statement/prospectus.	☐	☐	☐
4. Adjourn the Annual Meeting, if necessary or appropriate, as determined by the Chair of the Annual Meeting, to solicit additional proxies in favor of Proposal 1 if there are not sufficient votes to approve such Proposal.	☐	☐	☐

NOTE: The proxies are authorized to vote in their discretion on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

	Yes	No
Please indicate if you plan to attend this meeting in person.	☐	☐

Please sign exactly as your name appears on this proxy card and date. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PHILLIPS EDISON
GROCERY CENTER REIT II

PROXY FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
PHILLIPS EDISON GROCERY CENTER REIT II, INC.

[ ], 2018
At [ ] a.m. ET
At
885 Third Avenue
New York, New York 10022

Your Vote is Very Important!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2018:
The Joint Proxy Statement/Prospectus and 2017 Annual Report to Stockholders are available at www.proxyvote.com/perii.

E50507-TBD

Phillips Edison Grocery Center REIT II, Inc.
11501 Northlake Drive, Cincinnati, Ohio 45249
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints each of Jeffrey S. Edison and Devin I. Murphy, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to attend the 2018 annual meeting of stockholders of Phillips Edison Grocery Center REIT II, Inc. (the "Company") to be held at [ ] Eastern Time, on [ ], 2018, and at any adjournment or postponement thereof, and to cast on behalf of the undersigned all of the votes that the undersigned would be entitled to cast at said meeting and to otherwise represent the undersigned at said meeting with all powers possessed by the undersigned if personally present at said meeting. The undersigned acknowledges receipt of the notice of the 2018 annual meeting of stockholders, the joint proxy statement/prospectus and the 2017 annual report to stockholders, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to said meeting.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned stockholder. If this proxy is executed but no direction is made, the votes entitled to be cast by the undersigned will be cast (i) "FOR" Proposal 1, (ii) "FOR" all nominees in Proposal 2, (iii) "FOR" Proposal 3 and (iv) "FOR" Proposal 4. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

IF YOU AUTHORIZE YOUR PROXY BY INTERNET OR TELEPHONE, YOU DO NOT NEED TO MAIL YOUR PROXY CARD.